SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 25, 2017

AIR INDUSTRIES GROUP

___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788

(Address of Principal Executive Offices)

Registrant's telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Office

On August 25, 2017, Luciano (Lou) Melluzzo agreed to serve as President of Air Industries Group. Mr. Melluzzo, age 53, is expected to commence employment not later than September 11, 2017. From November 2003 to September 2011, Mr. Melluzzo was employed in various capacities by EDAC Technologies Corporation (“EDAC”), a designer, manufacturer and distributor of precision aerospace components and assemblies, precision spindles and complex fixturing, tooling and gauging with design and build capabilities, whose shares were then listed on the Nasdaq Capital Market. He served as EDAC’s Vice President and Chief Operating Officer from November 2005 until February 2010. From September 2011 to November 2015, Mr. Melluzzo was self-employed in the residential real estate redevelopment industry. From November 2015 to January 2017, he was general manager of Polar Corporation, a privately-held company specializing in computer numeric controlled milling and turning of small hardware components for the aerospace industry.

Mr. Melluzzo will receive an annual base salary of $280,000 and will be entitled to a bonus based upon performance criteria to be determined. In addition, we have agreed to pay Mr. Mulluzzo a car allowance of $900 per month and he will be eligible to participate in such health and welfare plans as are made available to our executives generally. We also have granted Mr. Melluzzo options to purchase 270,000 shares at an exercise price of $1.50 per share. Options to purchase 90,000 shares vest upon commencement of employment, and options to purchase an additional 90,000 shares vest on each of October 1, 2018 and October 1, 2019. The options expire on September 30, 2024. We also have granted Mr. Melluzzo a relocation allowance of $50,000, subject to recoupment if he terminates his employment prior to October 1, 2019. Although we have the right to terminate Mr. Mezzullo’s employment at any time upon thirty days’ prior written notice, we have agreed to pay him a severance benefit in an amount equal to his base salary for a period of three months following the termination of his employment.

Mr. Melluzzo has not been subject to any judgment, order or decree, or a party to any of the legal proceedings, of the type referred to in Item 401(f) of Regulation S-K during the last ten years.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Offer Letter to Luciano Melluzzo.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2017

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer